Exhibit 99.1

Hercules and BetzDearborn Announce Expiration of Hart-Scott-Rodino Waiting
Period




WILMINGTON, Del. and TREVOSE, Pa., Sept. 24, 1998 -- Hercules Incorporated (NYSE: HPC) and BetzDearborn Inc. (NYSE: BTL) announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act with respect to the proposed merger transaction involving Hercules and BetzDearborn expired on September 23, 1998. Consummation of the merger also requires approval by European regulatory authorities and BetzDearborn shareholders and satisfaction or waiver of the other conditions to the merger set forth in the Hercules/BetzDearborn merger agreement. Hercules and BetzDearborn currently intend for the closing date for consummation of the merger transaction to be October 15, 1998.

This news release contains forward-looking statements and notice is included here to provide safe harbor under the Private Securities Litigation Reform Act of 1995.

HERCULES:
Media Contact: Claire LaMar Carey (302) 594-6030, ccarey@herc.com
Investor Contact: Bob Gallant (302) 594-5254, rgallant@herc.com

BETZDEARBORN:
Media Contact:  R.J. Palangio (215) 953-2417
Investor Contact:  W.T. Drury (215) 953-2355